Exhibit T3D2

HCMP 708 / 2016

IN THE HIGH COURT OF THE

HONG KONG SPECIAL ADMINISTRATIVE REGION

COURT OF FIRST INSTANCE

MISCELLANEOUS PROCEEDINGS NO. 708 OF 2016

IN THE MATTER OF

KAISA GROUP HOLDINGS LTD.

and

IN THE MATTER OF SECTION 673 OF THE COMPANIES ORDINANCE (CAP. 622)

BEFORE THE HONOURABLE MR JUSTICE HARRIS IN COURT

ORDER

UPON THE Petition of Kaisa Group Holdings Ltd. (the “Company”), being a company incorporated in the Cayman Islands whose registered office is situated at Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111 and registered in Hong Kong as a non-Hong Kong Company pursuant to Part 16 of the Companies Ordinance (Cap. 622) (the “Ordinance”) with its principal place of business situated at Suite 2001, 20th Floor, Two International Finance Centre, 8 Finance Street, Central, Hong Kong presented to the Court on 27 May 2016

AND UPON READING the said Petition, the First Affirmation of Kwok Ying Shing filed on 24 March 2016 and the exhibits referred to therein (“Kwok 1”), the First Affidavit of Angela J Somers filed on 19 April 2016 together with the exhibits referred to therein, the Affidavit of Lewis S Hunte QC filed on 19 April 2016 together with the exhibits referred to therein, the Second Affirmation of Kwok Ying Shing filed on 13 April 2016 together with the exhibits referred to therein (“Kwok 2”), the First Affirmation of Au Tim Hon Tsim filed on 27 May 2016 together with the exhibits referred to therein, the First Affirmation of Dr Tam Lai Ling filed on 30 May 2016 together with the exhibits referred to therein and the First Affirmation of Brandon Gale filed on 31 May 2016 together with the exhibits referred to therein

AND UPON HEARING Counsel for the Petitioner, the Subsidiary Guarantors and the Subsidiary Guarantor Pledgors

AND UPON UNDERTAKING of the Subsidiary Guarantors (as defined in the Scheme and a list of which can be found as Annexure A to this Order) and Subsidiary Guarantor Pledgors (as defined in the Scheme and a list of which can be found as Annexure B to this Order) through Counsel to be bound by the terms of the Scheme (as defined below) to execute and do or procure to be executed and done all such documents, acts or things as may be necessary or desirable to be executed or done by them for the purpose of giving effect to the Scheme and to execute a Deed of Undertaking in the form appearing at Schedule 3 to the Scheme

IT IS ORDERED that:

(1)	The Scheme of Arrangement (the “Scheme”) between the Company and the Scheme Creditors (as defined in the Scheme) in the form annexed to the said Petition and reproduced as Annexure C hereto be and is hereby sanctioned under sections 673 and 674 of the Ordinance;

(2)	The Company shall deliver a sealed copy of this Order to the Registrar for registration pursuant to section 673(6) of the Ordinance;

(3)	Notice of this Order shall be circulated to Scheme Creditors (as defined in the Scheme) by the Company:

(a)	By notice on the Scheme Website (www.lucid-is.com/kaisa);

(b)	By a corporate action notification through the Clearing Systems; and

(c)	By notice via electronic mail to each person who the Company believes may be a Scheme Creditor and for whom the Company has a valid email address.

(4)	When providing notice of the Order in accordance with paragraph (3) above, the Company shall provide a link to enable the Scheme Creditors to access electronic copies of this Order, including the Scheme annexed to the said Petition and reproduced as Annexure C hereto; and

AND IT IS FURTHER ORDERED that there be no order as to costs.

DATED the 10th day of June 2016

Registrar

Annexure A

List of all Subsidiary Guarantors

1	BVI	Chang Ye Investment Company Limited
2	BVI	Da Hua Investment Company Limited
3	BVI	Dong Chang Investment Company Limited
4	BVI	Dong Sheng Investment Company Limited
5	BVI	Guang Feng Investment Company Limited
6	BVI	Heng Chang Investment Company Limited
7	BVI	Jie Feng Investment Company Limited
8	BVI	Jin Chang Investment Company Limited
9	BVI	Rong Hui Investment Company Limited
10	BVI	Rui Jing Investment Company Limited
11	BVI	Tai He Xiang Investment Company Limited
12	BVI	Xie Mao Investment Company Limited
13	BVI	Ye Chang Investment Company Limited
14	BVI	Zheng Zhong Tian Investment Company Limited
15	BVI	Tai He Sheng Investment Company Limited
16	BVI	Tai An Da Investment Company Limited
17	BVI	Tai Chang Jian Investment Company Limited
18	BVI	Tai Chong Fa Investment Company Limited
19	BVI	Tai Chong Li Investment Company Limited
20	BVI	Bakai Investments Limited
21	BVI	Yifa Trading Limited
22	BVI	Advance Guard Investments Limited
23	BVI	Victor Select Limited
24	BVI	Central Broad Limited
25	BVI	Guo Cheng Investments Limited
26	BVI	Ri Xiang Investments Limited
27	BVI	Yin Jia Investments Limited
28	Hong Kong	Kaisa Investment Consulting Limited
29	Hong Kong	Cornwell Holdings (Hong Kong) Limited
30	Hong Kong	Goldenform Company Limited
31	Hong Kong	Hong Kong Jililong Industry Co., Limited
32	Hong Kong	Kaisa Holdings Limited
33	Hong Kong	Leisure Land Hotel Management (China) Limited
34	Hong Kong	Regal Silver Manufacturing Limited
35	Hong Kong	Success Take International Limited
36	Hong Kong	Woodland Height Holdings Limited
37	Hong Kong	Yi Qing Investment Company Limited
38	Hong Kong	Yong Rui Xiang Investment Company Limited
39	Hong Kong	Zhan Zheng Consulting Company Limited
40	Hong Kong	Kaisa Investment (China) Limited
41	Hong Kong	Wan Rui Fa Investment Company Limited

1

42	Hong Kong	Wan Rui Chang Investment Company Limited
43	Hong Kong	Wan Tai Chang Investment Company Limited
44	Hong Kong	Wan Jin Chang Investment Company Limited
45	Hong Kong	Multi-Shiner Limited
46	Hong Kong	Hong Kong Kaisa Industry Co., Limited
47	Hong Kong	Bakai Investments (Hong Kong) Limited
48	Hong Kong	Topway Asia Group Limited
49	Hong Kong	Kaisa Finance Holdings Limited
50	Hong Kong	Hong Kong Kaisa Trading Limited
51	Hong Kong	Hong Kong Wanyuchang Trading Limited
52	Hong Kong	Hong Kong Zhaoruijing Trading Limited
53	Hong Kong	Profit Victor Investments (Hong Kong) Limited
54	Hong Kong	Central Broad (Hong Kong) Investment Limited
55	Hong Kong	Guo Cheng (Hong Kong) Investment Limited
56	Hong Kong	Ri Xiang (Hong Kong) Investment Limited
57	Hong Kong	Yin Jia (Hong Kong) Investment Limited
58	BVI	Jet Smart Global Development Limited
59	BVI	Apex Walk Limited
60	BVI	Vast Wave Limited
61	BVI	Xian Zhang Limited
62	Hong Kong	Rich Tech Hong Kong Investment Limited
63	Hong Kong	Apex Walk (Hong Kong) Limited
64	Hong Kong	Vast Wave (Hong Kong) Limited
65	Hong Kong	Xian Zhang (Hong Kong) Limited
66	BVI	Fulbright Financial Group (Enterprise) Limited
67	BVI	Fulbright Financial Group (Development) Limited
68	Hong Kong	Fulbright Financial Group (Hong Kong) Limited

2

Annexure B

List of all Subsidiary Guarantor Pledgers

1	BVI	Rui Jing Investment Company Limited
2	BVI	Jie Feng Investment Company Limited
3	BVI	Tai Chong Fa Investment Company Limited
4	BVI	Tai Chong Li Investment Company Limited
5	BVI	Jet Smart Global Development Limited
6	BVI	Chang Ye Investment Company Limited
7	Hong Kong	Kaisa Holdings Limited
8	BVI	Bakai Investments Limited
9	BVI	Tai He Sheng Investment Company Limited
10	BVI	Yifa Trading Limited
11	BVI	Tai An Da Investment Company Limited
12	BVI	Fulbright Financial Group (Enterprise) Limited
13	BVI	Fulbright Financial Group (Development) Limited
14	BVI	Tai Chang Jian Investment Company Limited
15	BVI	Jin Chang Investment Company Limited
16	BVI	Heng Chang Investment Company Limited
17	BVI	Zheng Zhong Tian Investment Company Limited
18	BVI	Da Hua Investment Company Limited
19	BVI	Tai He Xiang Investment Company Limited
20	BVI	Rong Hui Investment Company Limited
21	BVI	Guang Feng Investment Company Limited
22	BVI	Dong Chang Investment Company Limited
23	BVI	Dong Sheng Investment Company Limited
24	BVI	Xian Zhang Limited
25	BVI	Vast Wave Limited
26	BVI	Apex Walk Limited
27	BVI	Central Broad Limited
28	BVI	Guo Cheng Investments Limited
29	BVI	Ri Xiang Investments Limited
30	BVI	Yin Jia Investments Limited
31	BVI	Ye Chang Investment Company Limited
32	BVI	Xie Mao Investment Company Limited

Annexure C

THE HONG KONG SCHEME

[FILED PREVIOUSLY AS EXHIBIT 99.T3E2]

HCMP 708 / 2016

IN THE HIGH COURT OF THE

HONG KONG SPECIAL ADMINISTRATIVE REGION

COURT OF FIRST INSTANCE

MISCELLANEOUS PROCEEDINGS NO. 708 OF 2016

IN THE MATTER OF

KAISA GROUP HOLDINGS LTD.

and

IN THE MATTER OF SECTION 673 OF THE

COMPANIES ORDINANCE (CAP. 622)

ORDER

Dated the 10th day of June 2016

Filed on the 13th day of June 2016

Served on the day of June 2016

Tanner De Witt

Solicitors of the Company

1806, Tower Two

Lippo Centre

89 Queensway

Hong Kong

Tel: 2573 5000

Fax: 2802 3553

Ref: 1500604/RDD/ECL/RAH/TA